Exhibit 10.1

PARENT SUPPORT AGREEMENT

This Parent Support Agreement (“Support Agreement”) is dated as of 28, 2025, by and among (i) Helix Acquisition Corp. II, a Cayman Islands exempted company (which shall domesticate as a Delaware corporation one Business Day prior to the Closing) (“Parent”); (ii) Theras, Inc., a Delaware corporation (d/b/a BridgeBio Oncology Therapeutics) (“Company”); (iii) Helix Holdings II LLC, a Cayman Islands limited liability company (“Sponsor”); (iv) Cormorant Private Healthcare Fund III, LP, a Delaware limited partnership (“Cormorant Fund III”); (v) Cormorant Private Healthcare Fund V, LP a Delaware limited partnership (“Cormorant Fund V”); (vi) Cormorant Private Healthcare Master Fund, LP a Delaware limited partnership (“Cormorant Master Fund” and, jointly with Cormorant Fund III and Cormorant Fund V, the “Cormorant Funds”); and (vii) the undersigned individuals, each of whom is a member of Parent’s board of directors and/or advisor of Parent (each an “Insider” and, collectively, the “Insiders”). For purposes hereof, the Sponsor, the Cormorant Funds and the Insiders shall be collectively referred to as the “Sponsor Parties” and, individually, as a “Sponsor Party”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Sponsor, the Cormorant Funds and each Insider is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of Parent Class A Shares and Parent Class B Shares as set forth opposite the Sponsor’s, the Cormorant Funds’ and such Insiders’ name on Schedule I attached hereto (collectively, the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Support Agreement, Parent, Helix II Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and the Company, have entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), dated as of the date hereof, pursuant to which, among other transactions, the Parent will domesticate as a Delaware corporation and Merger Sub will merge with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth therein;

WHEREAS, Parent, the Sponsor, the Insiders and other individuals listed thereto are party to that certain letter agreement, dated as of February 8, 2024 (whether as original parties thereto or through joinders) (the “Insider Letter”); and

WHEREAS, as an inducement to Parent and the Company to enter into the Business Combination Agreement and to consummate the Transactions as contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Article I
SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effects of the Business Combination Agreement; Acknowledgement of Consultation with Advisors. Each Sponsor Party hereby acknowledges that it has read the Business Combination Agreement and this Support Agreement and has had the opportunity to discuss their content with its tax and legal advisors to understand their tax and legal implications. The Sponsor Parties shall be bound by, be subject to and comply with Sections 6.2 (Exclusivity), 6.8 (Confidentiality), and 11.4 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if the Sponsor Parties were an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 Certain Transfer Restrictions.

(a) During the period commencing on the date hereof and ending on the Expiration Time (as defined below), no Sponsor Party shall (except, in each case, pursuant to the Transactions), without the prior written consent of the Company, directly or indirectly: (i) sell, offer to sell, contract or agree to sell, gift, hypothecate, place a lien on, pledge, lend, assign, grant any option to purchase or otherwise dispose of or agree to dispose of, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement and the Proxy Statement/Prospectus) or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC thereunder with respect to any Subject Shares owned by such Sponsor Party; (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Subject Shares, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Subject Shares or other securities, in cash or otherwise; (iii) deposit any of the Subject Shares in a voting trust, enter into a voting agreement or subject any of the Subject Shares to any arrangement with respect to the voting of such Subject Shares, pursuant to this Support Agreement, or (iv) publicly announce any intention to effect any transaction specified in clauses (i), (ii) or (iii) of this Section 1.2(a) (any transaction specified in clauses (i), (ii), (iii) or (iv) of this Section 1.2(a), a “Transfer”).

(b) The restrictions of Section 1.2(a), however, shall not apply to any Permitted Transfer. For purposes hereof, a “Permitted Transfer” shall mean any Transfer (i) to Parent’s officers or directors, any affiliate or family member of any of Parent’s officers or directors, any members or partners of the Sponsor or their affiliates, any affiliates of the Sponsor, or any employees of such affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or otherwise in connection with the consummation of an initial Business Combination (as such term is defined in the Parent Articles) at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the Parent’s liquidation prior to the completion of an initial Business Combination (as defined in the Parent Articles); or (vii) in the case of an entity, by virtue of the laws of the entity’s jurisdiction of formation or incorporation or its organizational documents upon dissolution of such entity; provided, however, that, prior to and as a condition to the effectiveness of any of the Permitted Transfer provided in clauses (i) through (v) or (vii) of this Section 1.2(b), the transferee or transferees in such Permitted Transfer (each, a “Permitted Transferee”) shall have executed and delivered to Parent and the Company a joinder or counterpart of this Support Agreement pursuant to which such Permitted Transferee shall be bound by all of the obligations under this Support Agreement that applied to the corresponding Sponsor Party prior to such Permitted Transfer with respect to such Subject Shares and to be bound by the transfer restrictions set forth in this Support Agreement (to the extent applicable); provided, further, that, no Permitted Transfer under this Section 1.2 shall relieve the corresponding Sponsor Party or Permitted Transferee of its obligations under this Support Agreement. Parent shall not register any sale, assignment or other Transfer of any Subject Shares on Parent’s stock ledger (book entry or otherwise) that is not in compliance with this Section 1.2.

(c) Any Transfer in violation of this Section 1.2 shall be null and void.

Section 1.3 New Shares. In the event that (a) any Parent Ordinary Shares, or other equity securities of Parent are issued to a Sponsor Party or any of its controlled Affiliates after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Parent Ordinary Shares owned by such Sponsor Party or any of its controlled Affiliates or otherwise; (b) a Sponsor Party or any of its controlled Affiliates purchases or otherwise acquires beneficial ownership of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement; or (c) a Sponsor Party or any of its controlled Affiliates acquires the right to vote or share in the voting of any Parent Ordinary Shares or other equity securities of Parent after the date of this Support Agreement (such Parent Ordinary Shares or other equity securities of Parent, collectively, the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party or any of its controlled Affiliates shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Subject Shares owned by such Sponsor Party as of the date hereof.

Section 1.4 Closing Date Deliverables. On or prior to the Closing, (a) each Sponsor Party shall deliver to Parent and the Company a duly executed copy of the Registration Rights Agreement; (b) the Sponsor and each Insider shall deliver to Parent and the Company a duly executed copy of the Lock-Up Agreement; and (c) Parent shall deliver to each Sponsor Party a duly executed copy of the Registration Rights Agreement.

Support Agreements; Non-Redemption Commitment.

(a) Prior to the Expiration Time (as defined below), at any meeting of the shareholders of Parent, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Parent is sought, each Sponsor Party shall, solely in its capacity as a record owner of Parent Ordinary Shares, (i) appear at each such meeting or otherwise cause all of its Parent Ordinary Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of such Sponsor Party’s Subject Shares:

(i) in favor of each Parent Proposal, including, without limitation, any other consent, waiver or approval that is required under Parent’s organizational documents or under any agreements between Parent and its shareholders, or otherwise sought by Parent with respect to the Business Combination Agreement and any other matters necessary or reasonably requested by Parent for consummation of the Domestication, the Merger or the other Transactions or any other transactions contemplated in the Parent Proposals;

(ii) against any Alternative Proposal or Alternative Transaction or any proposal relating to an Alternative Proposal or Alternative Transaction (other than the Parent Proposals and the transactions contemplated thereby);

(iii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent (other than as contemplated by the Business Combination Agreement or the Additional Agreements and the Merger and the other transactions contemplated thereby, including without limitation the Transactions);

(iv) against any change in the business, management or Board of Directors of Parent (other than in connection with the Parent Proposals and the transactions contemplated thereby or pursuant to the Business Combination Agreement, including without limitation the Transactions);

(v) against any proposal, action or agreement that would (1) impede, interfere with, delay, postpone, frustrate, prevent or nullify any provision of this Support Agreement, the Business Combination Agreement, the Additional Agreements, the Domestication or the Merger or any of the transactions contemplated thereby (including without limitation the Transactions), (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent or the Merger Sub or the Sponsors Parties under the Business Combination Agreement or this Support Agreement, as applicable, (3) result in any of the conditions set forth in Article IX (Conditions to Closing) of the Business Combination Agreement not being fulfilled or (4) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent; and

(vi) in favor of any proposal sought by Parent to amend the Parent Articles to extend the date by which Parent must consummate its initial Business Combination (as defined in the Parent Articles).

(b) (i) Sponsor and each Insider shall comply with and fully perform all of their obligations, covenants, and agreements set forth in the Insider Letter, a copy of which is attached hereto as Schedule II, including their obligations pursuant to Section 1 of the Insider Letter to not redeem any of their Parent Ordinary Shares in connection with the Transactions or participate in any redemption of such Parent Ordinary Shares by tendering or submitting them for redemption in connection with the Transactions; (ii) Cormorant and any of its Permitted Transferees hereby irrevocably and unconditionally covenants and agrees, for the benefit of Parent and the Company, not to submit any Parent Ordinary Shares owned by it for Redemption or participate in any Redemption of such Parent Ordinary Shares by tendering or submitting them for Redemption in connection with the Transactions.

(c) During the period commencing on the date hereof and ending at the Expiration Time (as defined below), without the prior written consent of the Company, no Sponsor Party shall modify or amend any Contract between Parent and such Sponsor Party, except as required or permitted by the Business Combination Agreement.

(d) Each Sponsor Party hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding the foregoing, the obligations of the Sponsor Parties specified in this Section 1.5 shall apply whether or not any of Parent Proposals or any action described above is recommended by the Board of Directors of Parent or the Board of Directors of Parent has previously recommended any of the Parent Proposals but changed such recommendation.

Section 1.6 No Challenges. Each Sponsor Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Support Agreement, the Business Combination Agreement or the Transactions. Notwithstanding anything herein to the contrary, nothing in this Support Agreement shall limit or restrict the ability of such Sponsor Party to enforce its rights under the Business Combination Agreement, this Support Agreement or any other Additional Agreement to which such Person is a party or has third-party beneficiary rights with respect to or seek any other remedies with respect to any breach of the Business Combination Agreement, this Support Agreement or such other Additional Agreement by any other party hereto or thereto, including by commencing any Action in connection therewith.

Further Assurances. Each Sponsor Party shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.

No Inconsistent Agreement. Each Sponsor Party hereby represents and covenants that such Sponsor Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

No Further Amendment to Insider Letter. Neither the Sponsor, Insiders, nor Parent shall amend, terminate or otherwise modify the Insider Letter without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Appraisal Rights. Each Sponsor Party hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that it may have under applicable Law with respect to the Subject Shares held by such Sponsor Party.

Waiver of Anti-Dilution Provision. Subject to and contingent upon the consummation of the Transactions, each Sponsor Party hereby waives (for itself, for its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Parent Articles, the provisions of Article 17 of the Parent Articles to have the Parent Class B Shares convert to Parent Class A Shares at a ratio of greater than one-for-one. The waiver specified in this Section 1.11 shall be applicable only in connection with the Transactions contemplated by the Business Combination Agreement and this Support Agreement and shall be automatically void and of no force and effect if the Business Combination Agreement shall be terminated for any reason.

Sponsor Share Forfeiture. Subject to the terms of the Business Combination Agreement, the Sponsor agrees that, effective as of immediately prior to the Domestication and conditioned upon the Closing, (a) the Sponsor shall forfeit and surrender to Parent such number of Parent Class B Shares held by the Sponsor (“Sponsor Forfeited Shares”) equal to the quotient of (i) the difference between (A) the Redemption Price multiplied by 4,600,000 less (B) $46,000,000 divided by (ii) the Redemption Price, (b) the Sponsor shall cause all right, title and interest in and to such Sponsor Forfeited Shares to be transferred to Parent without consideration, and (c) the Sponsor shall not have any rights with respect to such Sponsor Forfeited Shares. Parent is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to accept, terminate and/or cancel any Sponsor Forfeited Shares that have been forfeited as provided in this Section 1.12.

Conversion of Parent Class B Ordinary Shares. Each Sponsor Party that holds Parent Class B Shares hereby irrevocably and unconditionally agrees, immediately prior to the Domestication, to elect to convert each Parent Class B Share held by such Sponsor Party into one Parent Class A Share pursuant to the Parent Articles and Section 1.11 hereof. The conversion specified in this Section 1.13 shall be applicable only in connection with the Transactions and the transactions contemplated by this Support Agreement and shall be automatically void and of no force and effect if the Business Combination Agreement shall be terminated for any reason. For the avoidance of doubt, this Section 1.13 shall be applicable to the Sponsor only with respect to the Parent Class B Shares it holds immediately prior to the Domestication and excluding the Sponsor Forfeited Shares.

Sponsor Share Contribution. If and only if the Aggregate Parent Closing Cash is less than $400,000,000, immediately prior to the Closing and provided that the Company has used good faith efforts to consummate the Closing with at least $400,000,000 in Aggregate Parent Closing Cash then, effective as of and subject to the Closing, the Sponsor agrees to contribute a number of shares of PubCo Common Stock equal to (a) 3,360,000 multiplied by (b) one minus the number resulting from dividing (i) the Aggregate Parent Closing Cash by (ii) $400,000,000 (the “Contribution Shares”), with any fractional share rounded to the nearest whole number resulting from such product (for the avoidance of doubt, the aggregate number of Contribution Shares shall not exceed 3,360,000 shares of PubCo Common Stock). Such a contribution shall be effected by an irrevocable forfeiture and surrender of the Contribution Shares and of all right title and interest thereto, to Parent, without consideration; the Sponsor shall not have any rights with respect to the Contribution Shares, which shall thereupon be cancelled by Parent and no longer outstanding. Parent is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to accept, terminate, cancel and/or transfer any Contribution Shares that have been contributed and forfeited as provided in this Section 1.14.

Trust Account Waiver. Reference is made to the final prospectus of Parent, dated February 8, 2024 (the “IPO Prospectus”). Each Sponsor Party has read the IPO Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. As a material inducement to Parent and the Company to enter into the Business Combination Agreement, each Sponsor Party, severally and not jointly, for itself and on behalf of its Affiliates and its and their Representatives, hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account as a result of, or arising out of, any negotiations, contracts or agreements with Parent regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Subscription Agreement, and (c) agrees that it will not seek recourse against the Trust Account for any reason.

Article II
REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Sponsor Parties. Each Sponsor Party severally, and not jointly, represents and warrants as of the date hereof to Parent and the Company (solely with respect to such Sponsor Party and not with respect to any other Sponsor Party) as follows:

(a) Organization; Due Authorization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Support Agreement and to perform his or her obligations hereunder. This Support Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Support Agreement is being executed in a representative or fiduciary capacity, the Person signing this Support Agreement has full power and authority to enter into this Support Agreement on behalf of the applicable Sponsor Party.

(b) Ownership. Such Sponsor Party is the record and beneficial owner of, and has good title to, all of such Sponsor Party’s Subject Shares listed across from such Sponsor Party’s name on Schedule I hereto, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Support Agreement, (ii) the Parent Articles, (iii) the Insider Letter, or (iv) any applicable securities Laws. Such Sponsor Party’s Subject Shares are the only equity securities in Parent owned of record or beneficially by such Sponsor Party on the date of this Support Agreement, and none of such Sponsor Party’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Insider Letter. Other than as set forth on Schedule I hereto, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of Parent or any equity securities convertible into, or which can be exchanged for, equity securities of Parent.

(c) No Conflicts. The execution and delivery of this Support Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of such Sponsor Party’s obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of such Sponsor Party’s obligations under this Support Agreement.

(d) Litigation. There are no Actions pending against such Sponsor Party, or to the knowledge of such Sponsor Party threatened against such Sponsor Party, before (or, in the case of threatened Actions, that would be before) any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of such Sponsor Party’s obligations under this Support Agreement.

(e) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Sponsor, for which Parent, Merger Sub or the Company or any of their Affiliates may become liable.

(f) Affiliate Arrangements. Except as set forth on Schedule III attached hereto, neither such Sponsor Party nor any of its Affiliates nor, to the knowledge of such Sponsor Party, any Person in which such Sponsor Party has a direct or indirect legal, contractual or beneficial ownership of 5% or greater, is party to, or has any rights with respect to or arising from, any Contract with Parent or its Subsidiaries.

(g) Acknowledgment. Such Sponsor Party understands and acknowledges that (i) each of Parent, the Merger Sub and the Company are entering into the Business Combination Agreement in reliance upon such Sponsor Party’s execution and delivery of this Support Agreement and (ii) immediate and irreparable harm or damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that Parent and the Company shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches or restraining any violation or threatened violation of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent and the Company are entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Parent and the Company shall be entitled to specifically enforce each Sponsor Party’s obligations hereunder, in each case, on the terms and subject to the conditions set forth herein. The Sponsor Parties further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 2.1(g) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

Article III
MISCELLANEOUS

Termination. This Support Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Merger Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Article X (Termination) thereof; (c) the liquidation of Parent;(d) the written agreement of each of the terminating Sponsor Party (or Sponsor Parties (as applicable)), Parent, and the Company with respect to terminating the rights and obligations under this Agreement of a specific Sponsor Party or a subset of Sponsor Parties; and (e) the written agreement of all Sponsor Parties, Parent, and the Company to terminate this Support Agreement in its entirety (the earliest of (a), (b), (c), (d) and (e) of this Section 3.1, the “Expiration Time”). Upon any termination of this Support Agreement (in whole or with respect to any individual Sponsor Party), all obligations of the terminating Sponsor Party (or, if applicable, all parties) under this Support Agreement shall terminate, without any liability or other obligation on the part of such terminating Sponsor Party (or all parties, if applicable) to any Person in respect hereof or the transactions contemplated hereby. No party shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort, or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Support Agreement (in whole or in part) shall not relieve any party hereto from liability arising in respect of any breach of this Support Agreement prior to such termination. This Article III shall survive the termination of this Support Agreement.

Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 5:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; (c) if by email, on the date of transmission; or (d) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent:

Helix Acquisition Corp. II
c/o Cormorant Asset Management, LP
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Attn: Bihua Chen
E-mail: chen@cormorant-asset.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein
E-mail: joel.rubinstein@whitecase.com

and

White & Case LLP
3000 El Camino Real
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306
Attention: Neeta Sahadev
E-mail: neeta.sahadev@whitecase.com

If to the Company:

TheRas, Inc.

1 Corporate Drive,

South San Francisco, CA 94080

Attention: Eli Wallace, CEO

Email: [****]

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
525 Market Street, 32nd Floor

San Francisco, CA 94105

Attention:	Maggie Wong

Jocelyn Arel

Dan Espinoza

Email:	[****]

If to the Sponsor, the Cormorant Funds, or any Insider:

to the address set forth on the signature page hereto.

with a copy to (which will not constitute notice):

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Joel L. Rubinstein
E-mail: joel.rubinstein@whitecase.com

and

White & Case LLP
3000 El Camino Real
2 Palo Alto Square, Suite 900
Palo Alto, CA 94306
Attention: Neeta Sahadev
E-mail: neeta.sahadev@whitecase.com

Entire Agreement. This Support Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Support Agreement or any of the agreements referenced herein may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any of the agreements referenced herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

Capacity as Shareholder. Notwithstanding anything herein to the contrary, each Sponsor Party signs this Support Agreement solely in such Person’s capacity as a record owner of, or owner of interests representing the economic benefits of Parent Ordinary Shares and not in any other capacity and this Support Agreement shall not limit, prevent or otherwise affect the actions of such Sponsor Party or any Affiliate, employee or designee of such Sponsor Party, or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of Parent, either Merger Sub or any other Person, including in the exercise of his or her fiduciary duties as a director or officer of Parent.

Miscellaneous. Sections 11.2 (Amendments; No Waivers; Remedies), 11.3 (Arm’s Length Bargaining; No Presumption Against Drafter) 11.4 (Publicity), 11.6 (No Assignment or Delegation), 11.7 (Governing Law), 11.8 (Waiver of Jury Trial), 11.9 (Submission to Jurisdiction), 11.10 (Counterparts; Facsimile Signatures); 11.12 (Severability); 11.13 (Further Assurances) and 11.16 (Non-Recourse) of the Business Combination Agreement are each hereby incorporated by reference into this Agreement as set forth herein (including any relevant definitions contained in any such sections), mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

SPONSOR:

HELIX HOLDINGS II LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member
Address:	c/o Cormorant Asset Management
200 Clarendon Street, 52nd Floor
Boston, MA 02116

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

CORMORANT FUND III:

CORMORANT PRIVATE HEALTHCARE FUND III, LP

By: CORMORANT PRIVATE HEALTHCARE GP III, LLC, its General Partner

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member
Address:	c/o Cormorant Asset Management
200 Clarendon Street, 52nd Floor
Boston, MA 02116

CORMORANT FUND V:

CORMORANT PRIVATE HEALTHCARE FUND V, LP

By: CORMORANT PRIVATE HEALTHCARE GP V, LLC, its General Partner

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member
Address:	c/o Cormorant Asset Management
200 Clarendon Street, 52nd Floor
Boston, MA 02116

CORMORANT MASTER FUND:

CORMORANT PRIVATE HEALTHCARE MASTER FUND, LP

By: CORMORANT GLOBAL HEALTHCARE GP, LLC, its General Partner

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member
Address:	c/o Cormorant Asset Management
200 Clarendon Street, 52nd Floor
Boston, MA 02116

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

INSIDER:

/s/ Mark C. McKenna
Name: Mark C. McKenna

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

INSIDER:

/s/ John Schmid
Name: John Schmid

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

INSIDER:

/s/ Andrew Philips
Name: Andrew Philips

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

INSIDER:

/s/ Albert A. Holman, III
Name: Albert A. Holman, III

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

PARENT:

HELIX ACQUISITION CORP. II

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Chairperson and Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, the Sponsor, the Cormorant Funds, Parent, the Company and each of the Insiders have each caused this Support Agreement to be duly executed as of the date first written above.

COMPANY:

THERAS, INC.

By:	/s/ Eli Wallace
Name:	Eli Wallace
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Parent Shares

Shareholder	Parent Class A Shares	Parent Class B Shares
Sponsor	509,000	4,480,000
Cormorant Fund III	1,427,040	-
Cormorant Fund V	903,600	-
Cormorant Master Fund	69,360	-
Mark C. McKenna	-	30,000
John Schmid	-	30,000
Andrew Phillips	-	30,000
Albert A. Holman, III		30,000
Total:	2,909,000	4,600,000

Schedule II

Insider Letter

[Omitted]

Schedule III
Affiliate Agreements

1.	Insider Letter

2.	Registration Rights Agreement, dated February 8, 2024, by and among Parent, the Sponsor and the holders party thereto

3.	Private Placement Shares Purchase Agreement, dated February 8, 2024, by and between Parent and the Sponsor

4.	Administrative Services and Indemnification Agreement, dated February 8, 2024, by and between Parent and the Sponsor

5.	Indemnification Agreement, dated February 8, 2024, by and between Parent and each of the Insiders

6.	Joinder Agreement, dated February 8, 2025, by and between Parent and Albert A. Holman III